Exhibit 10.26

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

[ENGLISH TRANSLATION]

Memorandum

Asahi Soft Drinks Co., Ltd. (hereinafter referred to as “Party A”), JEPLAN, Inc. (hereinafter referred to as “Party B”), and PET Refine Technology Co., Ltd. (hereinafter referred to as “Party C”) have agreed on the following changes in relation to the Memorandum on the Purchase of Recycled PET Resin (hereinafter referred to as the “Original Memorandum”) concluded between Party A, Party B, and Party C on August 29, 2022, and have concluded this memorandum (hereinafter referred to as “this Memorandum”).

Terms not specifically defined in this Memorandum shall have the meanings defined in the Original Memorandum.

Article 1 (Amendment of Article 2 of the Original Memorandum)

Party A, Party B, and Party C agree to amend Article 2 (Adjustment of Variable Elements) of the Original Memorandum as follows.

1.	The details of how to calculate Variable Elements shall be in accordance with Amended Exhibit 01.

2.	The adjustment of Variable Elements shall be made between Party A and Party C.

3.	Party A shall notify Party B and Party C of the quantity of Recycled PET Resin purchased from Toyota Tsusho in the previous month (hereinafter referred to as “Purchase Quantity”) by noon of the second business day every month.

4.	The method of adjusting Variable Elements shall be in accordance with Amended Exhibit 01.

Article 2 (Matters Not Stipulated)

Matters not stipulated in this Memorandum shall be governed by the provisions of the Original Memorandum.

In witness whereof, three copies of this document have been prepared, each signed and sealed by Parties A, B, and C, each retaining one copy.

February 15, 2023

Party A:

1-23-1 Azumabashi, Sumida-ku, Tokyo

Asahi Soft Drinks Co., Ltd.

President and Representative Director: Taichi Yoneme

Party B:

12-2 Ogimachi, Kawasaki-ku, Kawasaki City, Kanagawa Prefecture

JEPLAN, Inc.

President and Representative Director: Masaki Takao

Party C:

12-2 Ogimachi, Kawasaki-ku, Kawasaki City, Kanagawa Prefecture

PET Refine Technology Co., Ltd.

President and Representative Director: Daigo Iga

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

Amended Exhibit 01 Method for Adjusting Variable Elements

1. Adjustment Target and Calculation Formula for Variable Elements

The adjustment target and calculation formula are underlined.

[**] x ① Crude Oil Market Change + [**] x ② LNG Market Change

①	Crude Oil Market Change = [**]

②	LNG Market Change = [**]

The units for each value are as follows.

-	[**]

The data sources for each value are as follows.

※1: [**]

※2: [**]

※3: [**]

2. Setting of Adjustment Amount Limit for Variable Elements

The limit of the production amount of Variable Elements is set to [**] yen/kg.

If the Variable Elements calculated based on the previous Paragraph 1 exceed [**] yen, the excess amount shall not be subject to the adjustment amount.

3. Price Revision Month for Variable Elements

Each quarter’s second month (February, May, August, November) will reflect the energy market conditions of the previous quarter starting from the month before the Price Revision Date.

Specifically, as follows.

Price Revision Date for Variable Elements	Energy Market Conditions to Be Referenced	Target (Quantity Received by Party A from Toyota Tsusho)
February 1	October to December of the previous quarter	Quantity received by Party A during the period from February to April
May 1	January to March of the previous quarter	Quantity received by Party A during the period from May to July
August 1	April to June of the previous quarter	Quantity received by Party A during the period from August to October
November 1	July to September of the previous quarter	Quantity received by Party A during the period from November to January of the following year

4. Adjustment Method

The adjustment amount for Variable Elements is calculated by multiplying the quantity (kg) of Recycled PET Resin received by Party A from Toyota Tsusho by the Variable Elements (yen/kg).

[**]

Example: [**]

END

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].